Exhibit 99.1
Execution Version
     VOTING AGREEMENT dated as of April 3, 2011 (this “Agreement”), by and among Ducommun Incorporated, a Delaware corporation (“Parent”), and the individuals and other parties listed on Schedule A attached hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
     WHEREAS, Parent, DLBMS, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and LaBarge, Inc., a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement;” terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Merger Sub with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;
     WHEREAS, each Stockholder is the record and/or beneficial owner of the number of shares of capital stock of the Company set forth opposite such Stockholder’s name on Schedule A hereto (such shares of capital stock of the Company being referred to herein as such Stockholder’s “Original Shares;” the Original Shares, together with any other shares of capital stock of the Company or other voting securities of the Company of which such Stockholder acquires record and/or beneficial ownership after the date hereof and during the term of this Agreement (including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, exchange or change of such Original Shares or through the exercise of any warrants, stock options or similar instruments), excluding the shares of capital stock of the Company set forth on Schedule B hereto under the column “Shares Potentially Transferred,” being collectively referred to herein as such Stockholder’s “Subject Shares”); and
     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound, agree as follows:
     1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent in respect of himself, herself or itself as follows:
          (a) Organization; Authority, Execution and Delivery; Enforceability.
               (i) With respect to each Stockholder that is not a natural person, such Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the requisite corporate or other comparable power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with and perform its obligations under the provisions of this Agreement. The execution and delivery of this Agreement by each Stockholder that is not a natural person, the consummation by such Stockholder of the transactions contemplated by this Agreement and the compliance by such Stockholder with, and the performance by such

Stockholder of its obligations under, the provisions of this Agreement have been duly authorized by all necessary corporate or other comparable action on the part of such Stockholder and no other corporate or other comparable proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.
          (ii) With respect to each Stockholder who is a natural person, such Stockholder has full legal power and capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. If such Stockholder is married, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms.
          (iii) This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance by such Stockholder with, and performance by such Stockholder of his, her or its obligations under, the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) with respect to each Stockholder that is not a natural person, the articles of incorporation or bylaws, partnership agreement or limited liability company agreement (or similar organizational documents) of such Stockholder, (ii) any Contract to which such Stockholder is a party or any of the properties or assets of such Stockholder is bound or affected or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to such Stockholder or his, her or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated by this Agreement or the compliance by such Stockholder with the provisions of this Agreement, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law, (2) filings with the Securities and Exchange Commission (“SEC”) and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of such Stockholder to perform his, her or its obligations under this Agreement.
          (b) Subject Shares. The Stockholder is the record and/or beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and the Stockholder or such trust has good and marketable title to, the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto, free and clear of any Liens. For the avoidance of doubt, the shares of capital stock of the Company set forth on Schedule B hereto under the column “Shares Potentially Transferred” shall not be subject to this Agreement. Other than as set forth on Schedule A and Schedule B hereto, such Stockholder does not own (of record or beneficially) or have the right to vote any (i) shares of capital stock of the Company or voting securities of the Company or (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company. Such Stockholder (individually or, where applicable, jointly with other Stockholders who are parties hereto) has the sole right to vote, Transfer (as defined in Section 2(c)) and demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement in each case with respect to all of such Subject Shares. None of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Subject Shares that would in any way limit the ability of such Stockholder to perform his, her or its obligations under this Agreement.
          (c) Pending and Threatened Actions. There is no action, suit, investigation, complaint or other proceeding pending against any such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.
          (d) Finders’ Fees. Except as provided in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of such Stockholder.
          (e) Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in material reliance upon such Stockholder’s execution and delivery of this Agreement and the agreements, representations and warranties of such Stockholder contained herein.
     2. Covenants of each Stockholder. Each Stockholder, severally and not jointly, agrees as follows:
          (a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any postponement or adjournment thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Stockholder shall (i) when a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company or Parent for written consent, if any, and (ii) vote (or cause to be voted) all the Subject Shares of such Stockholder (owned of record or beneficially) in favor of, and consent to (or cause to be consented to), the approval of (A) the Merger Agreement, the Merger and each of the other transactions contemplated by the Merger Agreement, in each case whether or not the Board of

Directors of the Company recommends such approval, and (B) any “golden parachute” compensation agreements and understandings subject to Section 14A(b)(1) of the Securities Exchange Act of 1934.
          (b) At any meeting of the stockholders of the Company and at any postponement or adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Stockholder shall (i) when a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company or Parent for written consent, if any, and (ii) vote (or cause to be voted) all the Subject Shares of such Stockholder (owned of record or beneficially) against, and not consent to (and cause not to be consented to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (A) any merger agreement or merger involving the Company or other Acquisition Proposal (other than the Merger Agreement and the Merger), or other proposal, action or transaction involving the Company or any of its Stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or impede or interfere or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, (B) any change in the Company’s present capitalization or dividend policy or any amendment or other change to the Company’s Certificate of Incorporation or Bylaws, or (C) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person (other than the Merger), in each case whether or not the Board of Directors of the Company recommends approval of such proposal, action or transaction (collectively, “Frustrating Transactions”).
          (c) Such Stockholder shall not (i) sell (constructively or otherwise), transfer, pledge, assign, hypothecate, grant, encumber, gift, tender into any tender or exchange offer or otherwise dispose of (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) (collectively, “Transfer”), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any Contract, option or other arrangement with respect to the Transfer (including any profit sharing or other derivative arrangement) of any Subject Shares or beneficial ownership or voting power thereof or therein, to any Person other than pursuant to this Agreement or the Merger Agreement, unless prior to any such Transfer the transferee of such Subject Shares enters into a voting agreement with Parent on terms substantially identical to the terms of this Agreement, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Acquisition Proposal or Frustrating Transaction with respect to any Subject Shares, other than pursuant to this Agreement, or (iii) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement; provided, however, prior to the consummation of the Merger, Craig E. LaBarge may Transfer record ownership of the shares set forth on Schedule C hereto, in accordance with the transfer description set forth on Schedule C hereto, provided and only to the extent that Craig E. LaBarge remains the beneficial owner of such shares following such Transfer. In the event of a Transfer in violation of this provision, such Stockholder shall instruct the Company that such Transfer shall be void. Such Stockholder understands and agrees that if such Stockholder attempts to

Transfer, vote or provide any other person with the authority to vote any of the Subject Shares, other than in compliance with this Agreement, such Stockholder shall instruct the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Subject Shares or (iii) record any such vote unless and until such Stockholder shall have complied with the terms of this Agreement.
          (d) Such Stockholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal, dissenters’ or similar rights under Section 262 of Delaware Law or other applicable law in connection with the Merger.
          (e) In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional securities of the Company or other voting interests with respect to the Company, such securities or voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number and kind of Subject Shares held by such Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such securities or voting interests shall automatically become subject to the terms of this Agreement. Such Stockholder shall promptly notify Parent and the Company of any such event.
          (f) Prior to the Termination Date (as defined below), such Stockholder shall not, and shall not authorize or permit to the extent applicable any of its Subsidiaries or any of its or their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other advisors, agents and representatives, directly or indirectly, to:
               (i) solicit, initiate, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal;
               (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal;
               (iii) execute or enter into any agreement constituting or relating to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any Contract constituting or relating to any Acquisition Proposal (or authorize, propose or agree to do any of the foregoing actions); or
               (iv) make, or in any manner participate in, a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of shares of capital stock of the Company intending to facilitate any Acquisition Proposal or cause stockholders of the Company not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement.

          (g) Such Stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 2(f) above.
     3. Grant of Irrevocable Proxy; Appointment of Proxy.
          (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and Anthony J. Reardon, Joseph P. Bellino and James S. Heiser, in their respective capacities as officers or authorized representatives of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, and any individual designated in writing by any of them, as such Stockholder’s irrevocable proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder’s Subject Shares (owned of record or beneficially), or grant a consent or approval in respect of such Subject Shares, (i) in favor of the approval of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement, (ii) against any Acquisition Proposal or any Frustrating Transaction and (iii) otherwise in accordance with Section 2 of this Agreement. The proxy granted in this Section 3 shall expire upon the termination of this Agreement. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in material reliance upon such Stockholder’s execution and delivery of this Agreement.
          (b) Each Stockholder, severally and not jointly, represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares are not irrevocable, and such Stockholder hereby revokes all such proxies.
          (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked except as provided herein. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of Delaware Law.
     4. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Subject Shares and (b) has not granted, and shall not grant at any time prior to the date of termination of this Agreement, a proxy or power of attorney with respect to any Subject Shares, in either case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.
     5. Further Assurances. Each Stockholder shall take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. No Stockholder shall commit or agree to take any action that would in any way limit the ability of such Stockholder to perform his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, each

Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 3.
     6. Additional Matters. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder’s Subject Shares and shall be binding upon any Person to which legal or beneficial ownership of, or voting rights in respect of, such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder’s heirs, devisees, guardians, administrators, or permitted successors or assigns, and each Stockholder further agrees to take all actions reasonably necessary to effectuate the foregoing. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number and kind of Subject Shares listed on Schedule A hereto opposite the name of each Stockholder shall be adjusted appropriately.
     7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by either a Stockholder or Parent without the prior written consent of the other party. Any purported assignment in violation of this Section 7 shall be null and void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns.
     8. Termination. This Agreement shall terminate upon the earlier of (i) the Effective Time, (ii) the End Date and (iii) the termination of the Merger Agreement in accordance with its terms; provided that the provisions set forth in Section 10, 11, and 13-15 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement. Nothing in this Section 8 shall relieve or otherwise limit the liability of any party for breach of this Agreement prior to the termination of this Agreement.
     9. General Provisions.
          (a) Amendments. This Agreement is between each Stockholder and Parent severally and not jointly and may not be amended except by an instrument in writing signed by Parent and such amending Stockholder. Any such amendment shall be effective only as to Parent and such amending Stockholder.
          (b) Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent in accordance with Section 11.01 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References herein to the masculine, feminine or neuter gender shall include all genders. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to his, her or its permitted successors and assigns.
          (d) Counterparts; Effectiveness. This Agreement may be executed in counterparts (including by facsimile or by PDF file), all of which shall be considered one and the same agreement. This Agreement shall become effective by a Stockholder against Parent when one or more counterparts have been signed by Parent and delivered to such Stockholder. This Agreement shall become effective against any Stockholder when one or more counterparts have been executed by such Stockholder and delivered to Parent. Each party need not sign the same counterpart. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties named therein as a party thereto.
          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies.
          (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.
          (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.
          (h) Voidability. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Parent or Merger Sub would become, or could reasonably be expected to become, an “interested Stockholder” with whom the Company would be prevented for any period pursuant to Section 203 of Delaware Law from engaging in any “business combination” (as such terms are defined in Section 203 of Delaware Law), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.
          (i) Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.
     10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which a monetary remedy would be inadequate. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.
     11. Submission to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery or, if such court shall not have jurisdiction, any federal court sitting in Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that he, she or it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(b) of this Agreement shall be deemed effective service of process on such party.
     12. Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken or proposed to be taken by a Stockholder, or any partner, employee, agent or representative of a Stockholder, in his or her capacity as an officer or director of the Company, including in connection with engaging in actions permitted under Section 6.02 of the Merger Agreement.
     13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     14. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that he, she or it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
     15. Confidentiality. Each Stockholder agrees (a) to hold any non-public information regarding this Agreement and the Merger in strict confidence and (b) except as required by law or legal process not to divulge any such non-public information to any third Person.
     16. Disclosure. Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Company Proxy Statement such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement.
Signature Pages Follow

     IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

DUCOMMUN INCORPORATED
By:	/s/ Anthony J. Reardon
	Name:	Anthony J. Reardon
	Title:	President and Chief Executive Officer

[Signature page of the Stockholders follow]
Signature Page to Voting Agreement

     IN WITNESS WHEREOF, the undersigned Stockholders have signed this Agreement, all as of the date first written above.

/s/ Craig E. LaBarge Craig E. LaBarge

/s/ Randy L. Buschling Randy L. Buschling

/s/ Donald H. Nonnenkamp Donald H. Nonnenkamp

/s/ William D. Bitner William D. Bitner

/s/ Teresa K. Huber Teresa K. Huber

/s/ John R. Parmley John R. Parmley

/s/ Larry LeGrand Larry LeGrand

/s/ John G. Helmkamp, Jr. John G. Helmkamp, Jr.
Signature Page to Voting Agreement

Schedule A

		Shares
		Subject
		to Voting
Stockholder	Address	Agreement
Craig E. LaBarge	#1 Fordyce Lane	1,214,454
	St. Louis, MO 63124

Randy L. Buschling	905 Prairie View Ct.	192,453
	Washington, MO 63090

Donald H. Nonnenkamp	708 Havenwood Circle	124,851
	St. Louis, MO 63122

William D. Bitner	18810 Timberlake Dr.	16,602
	Claremore, OK 74017

Teresa K. Huber	1009 Wagner Ct.	38,454
	Harrison City, PA 15636

John R. Parmley	5424 Rose Bud Circle	48,834
	Joplin, MO 64804

Larry LeGrand	c/o Plancorp LLC	1,116,321
	540 Maryville Center Dr.
	Suite 105
	St Louis, MO 63141
	Attn: Lawrence J LeGrand

John G. Helmkamp, Jr.	4900 Manitou Trail	336,685
	Godfrey, IL 62035

Schedule B

	Shares	Shares	Shares Subject
	Currently	Potentially	to Voting
	Held	Transferred	Agreement
Dorothy LeGrand	5,000	(5,000)	0

Pierre LaBarge GST Exempt Trust FBO Denise L. LaBArge	193,746	(13,000)	180,746

Pierre LaBarge GST Exempt Trust FBO Marie A. Miller	193,746	(13,000)	180,746

Pierre LaBarge GST Exempt Trust FBO Jon L. LaBarge	193,747	(13,000)	180,747

Pierre LaBarge GST Exempt Trust FBO Pierre L. LaBarge III	193,746	(13,000)	180,746

Pierre LaBarge GST Exempt Trust FBO Craig E. LaBarge	212,754	(13,000)	199,754

Pierre LaBarge GST Exempt Trust FBO Mark J. LaBarge	193,746	(13,000)	180,746

Pierre LaBarge Non GST Exempt Trust FBO Marie A. Miller	7,836		7,836

	1,194,321	(83,000)	1,111,321

Schedule C

Stockholder	Shares to be Transferred
Craig E. LaBarge Trust U/A DTD 7/10/1996	256,944	(1)
Craig E. LaBarge LaBarge Inc. Retirement Savings Plan (401k)	231,854	(2)

(1)	Certain shares to be transferred to Charitable Remainder Trust prior to the consummation of the Merger with Craig E. LaBarge maintaining voting power over such shares

(2)	Shares to be withdrawn from LaBarge, Inc. Retirement Savings Plan 401(k) plan and reissued in the individual name of Craig E. LaBarge prior to the consummation of the Merger with Craig E. LaBarge maintaining voting power over such shares